Exhibit 10.19.2

SECOND AMENDMENT OF LEASE

This SECOND AMENDMENT OF LEASE is entered into this _24th_ day of October, 2013, by and between Fortune Wakefield, LLC, having a mailing address at c/o Farley White Management Company, 155 Federal Street, Suite 1800, Boston, MA  02110 (hereinafter called “Landlord”) and Metabolix, Inc., having a mailing address at 650 Suffolk Street, Lowell, MA   01854 (hereinafter called “Tenant”)

Witnesseth:

A.                                    Landlord and Tenant entered into a certain lease dated March 30, 2007, as amended by a First Amendment of Lease dated February 29, 2012 (collectively, the “Lease”) consisting of approximately 13,702 rentable square feet of office space on the first floor of 650 Suffolk Street (hereinafter the “Premises”), all as more particularly described therein.

B.                                    Landlord and Tenant desire to amend the Lease in the manner set forth below.

1.              The Lease Term is hereby extended and shall expire on May 31, 2020.

2.              Effective as of June 1, 2014, Tenant shall pay Base Rent on the following schedule:

June 1, 2014 – May 31, 2015:	$212,381.00/annum; $17,698.42/month; $15.50/RSF
June 1, 2015 – May 31, 2016:	$219,232.00/annum; $18,269.33/month; $16.00/RSF
June 1, 2016 – May 31, 2017:	$226,083.00/annum; $18,840.25/month; $16.50/RSF
June 1, 2017 – May 31, 2018:	$232,934.00/annum; $19,411.17/month; $17.00/RSF
June 1, 2018 – May 31, 2019:	$239,785.00/annum; $19,982.08/month; $17.50/RSF
June 1, 2019 and thereafter:	$246,636.00/annum; $20,553.00/month; $18.00/RSF.

3.              Effective as of June 1, 2014, Tenant’s Operating Cost Base shall be actual Operating Expenses for Calendar Year 2013.  Tenant’s Real Estate Tax Base shall be actual Taxes for Fiscal Year 2013.

4.              Upon Tenant’s written request to Landlord, Landlord shall paint and carpet the Premises using building standard materials and at Landlord’s sole expense, said request to be delivered from Tenant to Landlord no sooner than June 1, 2014 and no later than December 31, 2016.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s operations.  Landlord shall not be responsible for moving any furniture or personal property within the Premises.

5.              Lease Section 3.3: Option to Extend shall be modified so that Tenant must give Landlord written notice of said election to extend prior to August 31, 2019, failing which the option becomes null and void.

6.              Tenant shall have a one-time right to terminate the Lease (the “Termination Option”) effective May 31, 2017 (the “Termination Date”), by giving written notice thereof to Landlord no later than August 31, 2016, provided that (a) at the time of giving such notice

Tenant is or has not been in default in the performance or observation of any of the terms and provisions of this Lease and (b) Tenant makes a payment to Landlord along with the delivery of said termination notice, of a “termination fee” in the amount of $38,332.00.

Except as specifically amended by the terms of this Second Amendment of Lease, all of the terms, conditions, provisions of the Lease shall remain in full force and effect throughout the Lease Term.  From and after the date hereof, the Lease and this Second Amendment of Lease shall be collectively referred to as the “Lease.”

As of this date, the parties acknowledge that neither has a claim for damage or liability of any kind pursuant to this Lease, as amended, or at law or equity, and the parties hereby agree to release and hold each other harmless from and against all suits, liabilities, obligations or claims or any matters arising prior to this date.

WITNESS THE EXECUTION HEREOF, under seal, as of the date set for above, in any number of counterpart copies, each of which counterpart copy shall be deemed an original for all purposes.

LANDLORD:	FORTUNE WAKEFIELD, LLC

/s/ John F. Power
	By:	John F. Power
	Its:	Manager

TENANT:	METABOLIX, INC.

/s/ Joseph D. Hill
	By:	Joseph D. Hill
	Its:	Chief Financial Officer